Exhibit 99.1

Revolution Lighting Provides Additional Clarity Regarding Its Recent

Preliminary Third Quarter Results Issued on October 17, 2018

Stamford, CT, October 19, 2018 – Revolution Lighting Technologies, Inc. (NASDAQ: RVLT) (“Revolution Lighting” or the “Company”), a global provider of advanced LED lighting solutions, today provided additional information regarding third quarter results. On October 17, 2018, Revolution Lighting provided a preliminary update regarding third quarter revenue and full year revenue guidance. In the release, the company reported that third quarter revenue is expected to be approximately $33 million versus prior guidance of $40-$42 million, and as a result of the third quarter shortfall and the expected revenue for the fourth quarter, the company is also reducing revenue guidance for the year to a range of $140-$145 million versus prior guidance of $160-$170 million. The press release also disclosed that the Board of Directors of Revolution Lighting had formed a special committee of independent directors to evaluate an offer from its largest stockholder and CEO, Mr. Robert LaPenta and affiliates, to acquire all of the equity of Revolution Lighting not owned by Mr. LaPenta for $2.00 per share.

Management does not believe that revenue reduction described in the release is due to any loss or deterioration of the Company’s business or from the discontinuation of bill and hold transactions that are the subject of an investigation by the Securities and Exchange Commission (“SEC”), as described below, but rather resulted from the timing of the start and completion of programs during the third quarter at the Company’s Value and Tristate divisions. These delays, plus a revised more conservative outlook regarding the fourth quarter revenue guidance, resulted in the reduced outlook for the year.

There is currently an ongoing investigation by the SEC regarding certain revenue recognition practices, including bill and hold transactions that occurred between 2014 through the second quarter of 2018. The Company estimates that the net effect on the reported revenue as a result of, among other things, recording revenue based on shipments of products, as opposed to bill and hold revenue recognition used by the Company, would have been to reduce revenue by $5.0 million, $6.3 million and $6.3 million in each of 2014, 2015 and 2016, respectively, and increase revenue by $11.6 million and $5.1 million in 2017 and 2018, respectively. In connection with the results of the investigation to date, the Company is in the process of assessing its revenue recognition policies and the resulting effects on its financial results, and adopting remedial measures to improve its internal controls as described in its Form 10-Q for the second quarter of 2018. The SEC investigation is ongoing and there can be no assurance as to whether additional remedial measures will be required. The Company will continue to cooperate with the SEC regarding the investigation.

The Company expects an Adjusted EBITDA loss for the third quarter of approximately $2-$3 million and cash flow from operations during the third quarter was approximately break-even. Also as previously disclosed, during the third quarter Mr. LaPenta exchanged $3 million of debt for equity. As a result of the operational cash flow and the debt for equity exchange, overall company debt decreased from $62.8 million at June 30, 2018 to $60.4 million at September 30, 2018.

The reduced revenue for the third quarter of 2018 ($33 million versus $40-$42 million) and the lower revenue outlook for the fourth quarter reduced the expected collateral availability under our bank facility. Due to the lack of bank line availability, it became obvious that additional capital would be required to support operations. As described in the release and our prior filings with the SEC, Mr. LaPenta has historically provided financing to fund any shortfall in working capital and has provided over $15 million to date in 2018. Mr. LaPenta intends to continue to support these requirements in the near term. Also, Mr. LaPenta believes in addition to reducing expenses associated with being a public company, the Company could also focus additional expense reduction initiatives that would be best accomplished as a private company. The Company has prepared forecasts of its cash flow needs based on anticipated revenue, borrowing capacity, cash receipts and disbursements and expects that it will need approximately $5-$10 million in additional funding through the end of the year. Mr. LaPenta is expected to continue to fund the Company through continued periodic loans as required. Over the past two weeks, Mr. LaPenta has provided additional financing of $2 million and expects to increase his support by another $3 million in the coming weeks. In addition, the Company is working with its existing lender to provide additional funding above its current capacity, and anticipates that it will request covenant waivers to assist it during the pendency of the independent committee’s review of strategic alternatives. The Company believes that through the above actions it will continue to operate in the normal course of business without regard to any unexpected or unusual events.

Mr. LaPenta believes the Company and its employees could be better served pursuing programs in a strategic manner rather than having to make shorter term tactical decisions to achieve results expected by Wall Street. As a result, Mr. LaPenta has proposed to acquire the equity that he and his affiliates do not currently own for $2.00 per share and take the Company private. As noted in his letter to independent directors, Mr. LaPenta will not pursue any such transaction unless approved by both the recently constituted and fully empowered independent committee and by holders of a majority of the stock not controlled by Mr. LaPenta and his affiliates. Mr. LaPenta is supportive of the special committee evaluating other strategic alternatives and pursuing any alternative transaction that provided greater value to all of the Company’s stockholders.

Mr. LaPenta believes with the reduction in costs and the restructuring to better align our engineering, marketing and other Company resources, the Company will achieve the profitability and success that management and our employees have been working so hard to achieve.

As discussed and disclosed in our release the Company’s Board of Directors has formed and fully empowered a committee comprising solely independent directors for the purpose of evaluating and negotiating any transaction with Mr. LaPenta and to otherwise evaluate the Company’s strategic alternatives. The committee will retain independent financial and legal advisors to evaluate Mr. LaPenta’s proposal and the committee will also work with and provide whatever data is required by any independent parties that may be interested in making a competitive offer to acquire the Company.

About Revolution Lighting Technologies Inc.

Revolution Lighting Technologies, Inc. is a leader in the design, manufacture, marketing, and sale of LED lighting solutions focusing on the industrial, commercial and government markets in the United States, Canada, and internationally. Through advanced LED technologies, Revolution Lighting has created an innovative lighting company that offers a comprehensive advanced product platform of high-quality interior and exterior LED lamps and fixtures, including signage and control systems. Revolution Lighting is uniquely positioned to act as an expert partner, offering full service lighting solutions through our operating divisions including Energy Source, Multi-Family and Tri-State LED to transform lighting into a source of superior energy savings, quality light and well-being. Revolution Lighting Technologies markets and distributes its products through a network of regional and national independent sales representatives and distributors, as well as through energy savings companies and national accounts. Revolution Lighting Technologies trades on the NASDAQ under the ticker RVLT. For more information, please visit rvlti.com and connect with the Company on Twitter, LinkedIn and Facebook.

Cautionary Statement for Forward-Looking Statements

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties, including statements relating to our business pipeline and sales opportunities and our revenue our revenue, Adjusted EBITDA and cash flow outlook. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Reference is

made to Revolution Lighting’s filings under the Securities Exchange Act for additional factors that could cause actual results to differ materially, including our history of losses, customer concentration risks, the potential for future dilution to our existing common stockholders, the risk that demand for our LED products fails to emerge as anticipated, the availability of financing for our customers, competition from larger companies, and risks relating to third party suppliers and manufacturers, as well as the other Risk Factors described in Item 1A of our Form 10-K for the fiscal year ended December 31, 2017. Revolution Lighting Technologies, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

RVLT Investor Relations Contact:

Amato and Partners, LLC

Investor Relations Counsel

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